Exhibit 22

                		       THE INTERLAKE CORPORATION
			                         LIST OF SUBSIDIARIES

						                                          State or Country
Corporate Name           Parent Company         of Incorporation

Acme Gerrard Limited     Precis (935) Limited     England

Acme Strapping Inc.      Interlake Packaging
                      		  Corporation             Canada
			                      The Interlake Companies,
			                       Inc.

Apton GmbH               Dexion GmbH              Germany

Arwood International,    Interlake ARD
 Inc.                     Corporation             New Jersey

Chem-tronics, Inc.       The Interlake Companies,
                      		  Inc.                    California

Ciceri & Company Limited Dexion Group plc         England

Conco-Tellus Inc.        The Interlake Companies,
                      		  Inc.                    Delaware

Construction & Indus-    Dexion International
 trial Supplies Limited   Limited                 England

Dexion-Aura GmbH         Dexion GmbH              Germany

Dexion (Australia) Pty.  Interlake DRC Limited    New South
 Ltd.                                              Wales,
                                           						  Australia

Dexion Control Systems   Dexion International
  Limited                 Limited                 England

Dexion GmbH              Dexion Holding GmbH      Germany

Dexion Group plc         Interlake DRC Limited    England

Dexion Holding GmbH      Dexion Group plc         Germany

Dexion Holdings Limited  Dexion Group plc         England

Dexion Incorporated      The Interlake Companies,
                     			  Inc.                    Delaware

Dexion International     Dexion Group plc         England
 Limited

Dexion Limited           Dexion International
                     			  Limited                 England

Dexion Produktions GmbH  Dexion Holding GmbH      Germany

Dexion S.A.              Dexion International
                      		  Limited                 France

Gary Steel Supply        The Interlake Companies,
 Company                  Inc.                    Illinois

Hoeganaes Corporation    The Interlake Companies,
                     			  Inc.**                  Delaware

Hoeganaes Development,   Hoeganaes Corporation    Delaware
 Inc.

Index Industries,        The Interlake Companies,
 Incorporated             Inc.                    Delaware

Interlake ARD            The Interlake Companies,
 Corporation              Inc.                    Delaware

Interlake Australian     The Interlake Companies,
 Mining Ventures, Inc.    Inc.                    Ohio

Interlake Conveyors,     The Interlake Companies,
 Inc.                     Inc.                    California

Interlake DRC Limited    The Interlake Companies,
                     			  Inc.                    Delaware

Interlake Foreign Sales  The Interlake Companies,
 Corporation              Inc.(70%)
                     			 Hoeganaes Corporation
			                       (30%)                   Barbados, W.I.

Interlake Newco          The Interlake Corpor-    Delaware
 Corporation              ation

Interlake Packaging      The Interlake Companies,
  Corporation             Inc.                    Delaware

Interlake Steel          The Interlake Companies,
 Corporation              Inc.                    Arizona

Lodi Fab Industries,     The Interlake Companies,
 Inc.                     Inc.                    Delaware



Pakseal                  Power Industries Limited England

Pakseal Industries
 Limited                 Power Industries Limited England

Pakseal S.A.R.L.         Power Industries Limited France

Pakseal S.R.L.           Power Industries Limited Italy

Power Industries Limited Twicebonus Limited       England

Power Strap Limited      Pakseal Industries
                     			  Limited (50%)           England
		                     	 Power Industries Limited (50%)

Precis (935) Limited     Interlake DRC Limited    England

Redirack GmbH            Dexion GmbH              Germany

Redirack Limited         Dexion International
                     			  Limited                 England

S.A. Dexion-Redirack     Dexion Group plc         Belgium
 N.V.

Seal-less Strapping
 Industries Limited      Acme Strapping Inc.      Canada

The Interlake Companies, The Interlake Corpor-
 Inc.                     ation                   Delaware

TIC Assurance Ltd.       The Interlake Companies,
                     			  Inc.                    Cayman Islands

Twicebonus Limited       Interlake DRC Limited    England

Westore Limited          Dexion Group plc         England

Witty & Wyatt Equipment  Dexion International
 Limited                  Limited                 England



**20% of capital stock, all of which is voting common stock, is owned by Hoganas Aktiebolag